  As filed with the Securities and Exchange Commission on September 22, 1998
                                                     Registration No.  333-10839
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        ------------------------------

                         Renal Treatment Centers, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                                          23-2518331
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                 1180 W. Swedesford Road, Building 2, Suite 300
                                Berwyn, PA 19312
                                 (610) 644-4796
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  John E. King
                            Chief Financial Officer
                        Total Renal Care Holdings, Inc.
                      21250 Hawthorne Boulevard, Suite 800
                               Torrance, CA 90503
                                 (310) 792-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ------------------------------

                                   Copies to:

                            Cynthia M. Dunnett, Esq.
                              Ronn S. Davids, Esq
                               Riordan & McKinzie
                        300 S. Grand Ave., 29th Floor
                            Los Angeles, CA 90071

                        ------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: Not Applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this Form is file to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-10839) (the "Registration Statement") which registers the resale of $125,000,000 aggregate principal amount of the Registrant's 5 5/8% Convertible Subordinated Notes due 2006 (the "Notes") issued in a private placement on June 12, 1996, and the resale of up to 3,654,971 shares of the common stock of the Registrant (the "Shares"), which were initially issuable upon conversion of the Notes by any holder of the Notes that did not purchase the Notes under the Registration Statement. The Registration Statement does not cover the issuance of shares of common stock upon conversion of the Notes into shares of common stock. The Securities and Exchange Commission declared the Registration Statement effective on September 3, 1996.

     Pursuant to the terms of the Registration Rights Agreement, dated June 12, 1996, by and among the Registrant and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, J.C. Bradford & Co. and Wessells, Arnold & Henderson, the Registrant's obligation to maintain the effectiveness of the Registration Statement has expired. In addition, the Notes and the Shares are no longer restricted securities and are therefore no longer required to be offered by the holders thereof in registered resale transactions described in the prospectus filed as part of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister the Notes and the Shares.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-10839 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Swedesford, State of Pennsylvania, on September 21, 1998.

                                    Renal Treatment Centers, Inc.,
                                    a Delaware corporation


                                    By: /s/ JOHN E. KING
                                       ---------------------------------------
                                       John E. King
                                       Vice President, Chief Financial Officer
                                       and Assistant Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-10839 has been signed by the following persons in the capacities and on the dates indicated.

     Signature                             Title                               Date
     ---------                             -----                               ----
/s/ VICTOR M.G. CHALTIEL  Chairman of the Board, President, Chief         September 21, 1998
------------------------  Executive Officer and Director (Principal
Victor M.G. Chaltiel      Executive Officer)



/s/ JOHN E. KING          Vice President, Chief Financial Officer and     September 21, 1998
-----------------------   Assistant Secretary (Principal Financial and
John E. King              Accounting Officer)


/S/ LEONARD W. FRIE       Director                                        September 21, 1998
-----------------------
Leonard W. Frie